Exhibit 4.6

THOMMESSEN



                                 USD 300,000,000
                       REVOLVING CREDIT FACILITY AGREEMENT

                                       for

                     Nordic American Tanker Shipping Limited
                                   as Borrower

                                   provided by

                           The Financial Institutions
                              listed in Schedule 1
                                   as Lenders

                                      With

                                DnB NOR Bank ASA
                           as Mandated Lead Arranger

                                       and

                                DnB NOR Bank ASA
                                    as Agent








                             Dated 14 September 2005

                                                                 Execution copy



                                TABLE OF CONTENTS


1 DEFINITIONS AND INTERPRETATION                                             4

2 THE FACILITY                                                              13

3 PURPOSE                                                                   13

4 CONDITIONS PRECEDENT                                                      14

5 DRAWDOWN                                                                  14

6 REPAYMENT                                                                 15

7 PREPAYMENT AND CANCELLATION                                               15

8 INTEREST                                                                  17

9 INTEREST PERIODS                                                          18

10 CHANGES TO THE CALCULATION OF INTEREST                                   19

11 FEES                                                                     20

12 TAX GROSS-UP AND INDEMNITIES                                             20

13 INCREASED COSTS                                                          21

14 OTHER INDEMNITIES                                                        21

15 MITIGATION BY THE LENDERS                                                22

16 COSTS AND EXPENSES                                                       23

17 SECURITY                                                                 23

18 REPRESENTATIONS AND WARRANTIES                                           24

19 INFORMATION UNDERTAKINGS                                                 27

20 FINANCIAL COVENANTS                                                      29

21 GENERAL UNDERTAKINGS                                                     29

22 VESSEL COVENANTS                                                         31

23 EVENTS OF DEFAULT                                                        35

24 CHANGES TO THE PARTIES                                                   37

25 ROLE OF THE AGENT AND THE ARRANGER                                       39

26 SHARING AMONG THE FINANCE PARTIES                                        43

27 PAYMENT MECHANICS                                                        45

28 SET-OFF                                                                  46

29 NOTICES                                                                  47

30 CALCULATIONS                                                             47

31 MISCELLANEOUS                                                            48

32 GOVERNING LAW AND ENFORCEMENT                                            49

SCHEDULES

1    Lenders and commitments

2    Conditions precedent

3    Form of Drawdown Notice

4    Form of Compliance Certificate

5    Form of Transfer Certificate

6    Form of Assignment Agreement

7    Mandatory Cost Formula

THIS REVOLVING CREDIT FACILITY AGREEMENT is dated 14 September 2005 and made between

(1) Nordic American Tanker Shipping Limited, of Reid House, 31 Church Street, Hamilton HM 12, Bermuda, as borrower (the "Borrower"),

(2) The banks and financial institutions listed in Schedule ii, as original lenders (together, the "Lenders"),

(3) DnB NOR Bank ASA of Stranden 21, N-0250 Oslo, Norway, organisation number 984 851 006, as mandated lead arranger (the "Arranger"), and

(4) DnB NOR Bank ASA of Stranden 21, N-0250 Oslo, Norway, organisation number 984 851 006, as facility agent (the "Agent")




IT IS AGREED as follows


1    DEFINITIONS AND INTERPRETATION

1.1  Definitions

In this Agreement, unless the context otherwise requires

"Agreement" means this revolving credit facility agreement, as it may be amended, supplemented and varied from time to time, including its Schedules and any Transfer Certificate

"Applicable Margin" means the margin as determined and adjusted in accordance with Clause 8 2 (Adjustment of Applicable Margin)

"Assignment Agreement" means the assignment agreement collateral to this Agreement for the first priority assignment of the Earnings and the Insurances to be made between the Borrower and the Agent (on behalf of the Finance Parties) as security for all amounts due from time to time under the Finance Documents in accordance with Clause 17 (Security), substantially in the form set out in
Schedule 6 (Form of Assignment Agreement)

"Availability Period" means the period from and including the date of this Agreement until one (1) month prior to the Final Maturity Date

"Available Commitment" means a Lender's Commitment less

a)   the amount of its participation in any outstanding Loans, and

b) in relation to any proposed Loan, its participation in any Loans that are due to be made on or before the proposed Drawdown Date,

other than that Lender's participation in any Loans that are due to be repaid or repaid on or before the proposed Drawdown Date

"Available Facility" means the aggregate for the time being of each Lender's Available Commitment

"Break Costs" means the amount (if any) by which

a) the interest which a Lender should have received for the period from the date of receipt of all or part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of such Loan or Unpaid Sum, had the principal amount or Unpaid Sum been paid on the last day of that Interest Period, exceeds

b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the relevant interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in Oslo and London (or any other relevant place of payment under Clause 27 (Payment mechanics)

"Charterers" means any charterers of any of the Vessels from time to time

"Charterparties" means each of the time charterparty(ies), bareboat charterparty(ies) or other contracts of employment (as the case may be) made between the Borrower (as owner) and the relevant Charterers for the charter of the Vessels

"Commercial Management Agreement" means the agreement made or to be made between the Borrower and the Commercial Manager for the commercial management of the Borrower and the Vessels (hereunder, but not limited to, the appointment of the Technical Manager)

"Commercial Manager" means Scandic American Shipping Ltd (European Branch), P0 Box 56, N-3201 Sandefjord, Norway

"Commitment" means

a) in relation to a Lender, the amount set opposite its name under the heading "Commitment" in Schedule 1 (Lenders and Commitments) and the amount of any other Commitment transferred to it pursuant to Clause 24 2 (Assignments and transfers by the Lenders), and

b) in relation to any New Lender, the amount of any Commitment transferred to it pursuant to Clause 24 2 (Assignments and transfers by the Lenders),

to the extent not cancelled, reduced or transferred by it under this Agreement

"Compliance Certificate" means a certificate substantially in the form as set out in Schedule 4 (Form of Compliance Certificate)

"Default" means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default

"DOC" means in relation to the Technical Manager a valid document of compliance issued to the Technical Manager pursuant to paragraph 13 2 of the ISM Code

"Drawdown Date" means the Business Day on which the Borrower has requested drawdown of a Loan pursuant to this Agreement or, as the context requires, the date on which such Loan is actually made

"Drawdown  Notice"  means  the  notice  substantially  in the form set  forth in
Schedule 3 (Form of Drawdown Notice)

"Earnings" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower and which arise out of the use of or operation of any of the Vessels, including (but not limited to)

a) all freight, hire and passage moneys payable to the Borrower, including (without limitation) payments of any nature under any of the Charterparties or any other charter or agreement for the employment, use, possession, management and/or operation of any of the Vessels,

b) any claim under any guarantees related to freight and hire payable to the Borrower as a consequence of the operation of any of the Vessels,

c) compensation payable to the Borrower in the event of any requisition of any of the Vessels or for the use of any of the Vessels by any government authority or other competent authority,

d) remuneration for salvage, towage and other services performed by any of the Vessels payable to the Borrower,

e) demurrage and retention money receivable by the Borrower in relation to any of the Vessels,

f) all moneys which are at any time payable under the Insurances in respect of loss of earnings,

g) if and whenever any of the Vessels is employed on terms whereby any moneys falling within paragraph a) to f) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such Vessel, and

h) any other money whatsoever due or to become due to the Borrower from third parties in relation to any of the Vessels, or otherwise

"Earnings Account" means account no 7093 04 41587 with the Agent of the Borrower to which all the Earnings shall be paid

"Environmental Approval" means any permit, licence, consent, approval and other authorisations and the filing of any notification, report or assessment required under any Environmental Law for the operation of any of the Vessels

"Environmental Claim" means any claim, proceeding or investigation by any party in respect of any Environmental Law or Environmental Approval

"Environmental   Law"  means  any  applicable  national  or  international  law, regulation, convention or treaty in any jurisdiction in which the Borrower and/or the Charterers conducts business which relates to

a)   the pollution or protection of the environment,

b)   harm to or the protection of human health,

c)   conditions on the workplace,

d) any emission or substance capable of causing harm to any living organism or the environment, or

e)   to the carriage of material which is capable of polluting the environment

"Equity" means has the meaning given to that term in Clause 20 1 (Financial definitions)

"Event of Default" means any event or circumstance specified as such in Clause 23 (Events of Default)

"Existing Vessels" means

a) MT "Nordic Hawk", a 151,458 dwt suezmax vessel built in 1997 with IMO number 9131149 owned by and registered in the name of the Borrower in the Bahamas Ship Registry,

b) MT "Nordic Hunter", a 151,458 dwt suezmax vessel built in 1997 with IMO number 9131151 owned by and registered in the name of the Borrower in the Bahamas Ship Registry,

c) MT "Gulf Scandic", a 151,458 dwt suezmax vessel built in 1997 with IMO number 9131137, owned by and registered in the name of the Borrower in the Isle of Man Ship Registry,

d) MT "Nordic Fighter", a 153,181 dwt suezmax vessel built in 1998 with IMO number 9157715, owned by and registered in the name of the Borrower in the Norwegian International Ship Registry,

e) MT "Nordic Freedom", a 159,500 dwt suezmax vessel built in 2005 with IMO number 9288887 owned by and registered in the name of the Borrower in the Bahamas Ship Registry,

f) MT "Nordic Voyager", a 149,591 dwt suezmax vessel built in 1997 with IMO number 9102930 owned by and registered in the name of the Borrower in the Norwegian International Ship Registry, and

g) MT "Nordic Discovery", a 153,181 dwt suezmax vessel built in 1998 with IMO number 9157727 owned by and registered in the name of the Borrower in the Norwegian International Ship Registry

"Facility" means the committed revolving credit facility referred to in Clause 2 1 (Facility)

"Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Arranger and the Borrower (or the Agent and the Borrower) setting out any fees referred to in Clause 11 (Fees)

"Final Maturity Date" means the date falling five (5) years following the date of this Agreement

"Finance Documents" means this Agreement, the Security Documents, any Fee Letters and any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination to the Finance Parties under this Agreement or any of the other documents referred to herein or therein

"Finance Party" means the Agent, the Arranger or a Lender

"Financial Indebtedness" means any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent

"GAAP" means the generally accepted accounting principles in the United States of America

"Insurances" means, in relation to each of the Vessels, all policies and contracts of insurance (which expression includes all entries of such Vessel in a protection and indemnity or war risk association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Borrower (whether in the sole name of the Borrower or in the joint names of the Borrower and any other person) in respect of the Vessels or otherwise in connection with the Vessels and all benefits thereunder (including claims of whatsoever nature and return of premiums)

"Interest Payment Date" means the last Business Day of each Interest Period

"Interest Period" means, in relation to a Loan, each of the successive periods determined in accordance with Clause 9 1 (Selection of Interest Periods), and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8 4 (Default interest)

"Investment" means any direct or indirect

a)   extension of credit or capital contribution to any other person,

b)   purchase of vessels,

c)   acquisition of shares, and

d)   acquisition of debt instruments issued by any other person

"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevent

"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002

"Lenders" means the banks and financial institutions listed in Schedule 1 (Lenders and Commitments) and any New Lender, which in each case has not ceased to be a Party in accordance with the terms of this Agreement

"LIBOR" means in relation to a Loan

a) the rate per annum equal to the offered quotation for deposits in USD ascertained by the Agent to be the rate as displayed on the Reuters' screen, page LIBOR01, at or about 11 00 hours (London time) on the applicable Quotation Day, or

b) if no such rate is available, the arithmetic means of the rate per annum at which the Lenders are able to acquire USD in the amount and for the Interest Period of such Loan in the London interbank market at or about 11 00 hours (London time) on the applicable Quotation Day, as (in the absence of manifest error) conclusively certified by the Agent to the Borrower

"Loan" means at any time, the principal amount of an outstanding advance made by the Lenders under the Facility

"Majority Lenders" means

a) if there are no Loans outstanding, a Lender or Lenders whose Commitments aggregate more than 66 67% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 67% of the Total Commitments immediately prior to the reduction), or

b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 67% of the Loans then outstanding

"Management Agreements" means the Commercial Management Agreement and the Technical Management Agreement

"Managers" means the Commercial Manager and the Technical Manager

"Mandatory   Cost"  means  the  cost  of  complying   with  certain   regulatory
requirements, expressed as a percentage rate per annum calculated by the Agent under Schedule 7 (Mandatory Cost Formula)

"Market Value" means, in respect of each Vessel, the fair market value of each Vessel in USD, being the average of valuations of such Vessel obtained from minimum two (2) reputable and independent shipbrokers, acceptable to the Agent, with or without physical inspection of the relevant Vessel (as the Agent may require) on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing buyer and seller, on an "as is, where is" basis, free of any existing charter or other contract of employment and/or pool arrangement

"Material Adverse Effect" means a material adverse effect on

a) the business, operation, assets or condition (financial or otherwise) of the Borrower, or

b) the ability of the Borrower to perform any of its material obligations under the Finance Documents

"MOAs" means each of the Memorandum of Agreements being made between the relevant seller and the Borrower for the purchase of any New Vessel

"Mortgages" means each of the first priority mortgages and the deeds of covenants collateral thereto to be executed and recorded by the Borrower against each of the Vessels in the Bahamas, Isle of Man or the Norwegian International Ship Registry (as the case may be) (or such other ship registry acceptable to the Agent) in favour of the Agent (on behalf of the Finance Parties) as security for all amounts due from time to time under the Finance Documents in accordance with Clause 17 (Security), in form and substance satisfactory to the Agent (on behalf of the Finance Parties)

"New Lender" has the meaning set out in Clause 24 (Changes to the Parties)

"New Vessels" means (i) any modern crude oil aframax tanker and/or suezmax tanker all of double hull and not be built before 1996 and (ii) such other double hull crude oil tanker vessels as shall be approved from time to time by all of the Lenders, purchased by the Borrower after the date of this Agreement and which has been approved by the Lenders to be entered into the Security Pool

"Original  Financial  Statements"  means  the  audited  consolidated   financial
statements of the Borrower for the year ended 31 December 2004

"Party" means a party to this Agreement (including its successors and permitted transferees)

"Quotation Day" means the day occurring two (2) Business Days prior to the commencement of an Interest Period

"Repayment Date" means the last day of the Interest Penod for the relevant Loan

"Security Documents" means all or any security documents as may be entered into from time to time pursuant to Clause 17 (Security)

"Security Interest" means any mortgage, charge (whether fixed or floating), encumbrance, pledge, lien, assignment by way of security, finance lease, sale and repurchase or sale and leaseback arrangement, sale of receivables on a recourse basis or other security interest or any other agreement or arrangement having the effect of conferring security

"Security Period" means the period commencing on the date of this Agreement and ending the date on which the Agent notifies the other Finance Parties and the Borrower that

a) all amounts which have become due for payment by the Borrower or any other party under the Finance Documents have been paid,

b) no amount is owing or has accrued (without yet having become due for payment) under any of the Finance Documents,

c) the Borrower has no future or contingent liability under any provision of this Agreement or the other Finance Documents, and

d) the Agent and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document

"Security Pool" means the Existing Vessels and the New Vessels

"Security Pool Value" means the Market Value of all of the Vessels entered into the Security Pool from time to time

"SMC" means a valid safety management certificate issued for each of the Vessels pursuant to paragraph 13 7 of the ISM Code

"SMS" means a safety management system for each of the Vessels developed and implemented in accordance with the ISM Code and including the functional requirements duties and obligations that follow from the ISM Code

"Tax on Overall Net Income" means a Tax imposed on a Finance Party by the jurisdiction under the laws of which it is incorporated, or in which it is located or treated as resident for tax purposes, on

a)   the net income, profits or gains of that Finance Party world wide, or

b) such of the net income, profits or gains of that Finance Party as are considered to arise in or relate to or are taxable in that jurisdiction

"Taxes" means all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings, and any restrictions and or conditions resulting in a charge together with interest thereon and penalties in respect thereof and "tax" and "taxation" shall be construed accordingly

"Technical Management Agreement" means the agreement made or to be made between the Borrower and the Technical Manager for the technical management of the Vessels

"Technical  Manager" means any reputable technical manager of any of the Vessels

"Total Assets" has the meaning given to that term in Clause 20 1 (Financial definitions)

"Total Commitments" means the aggregate of the Lenders' Commitments, being USD 300,000,000 at the date of this Agreement

"Total Debt" means has the meaning given to that term in Clause 20 1 (Financial definitions)

"Total Loss" means, in relation to any Vessel

a) the actual, constructive, compromised, agreed, arranged or other total loss of such Vessel,

b) any expropriation, confiscation, requisition or acquisition of such Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a governmental or official authority (excluding a requisition for hire for a fixed period not exceeding one (1) year without any right to extension) unless it is within one (1) month from the Total Loss Date redelivered to the full control of the Borrower, and

c) any arrest, capture, seizure or detention of such Vessel (including any hijacking or theft) unless it is within two (2) months from the Total Loss Date redelivered to the full control of the Borrower

"Total Loss Date" means

a) in the case of an actual total loss of any Vessel, the date on which it occurred or, if that is unknown, the date when such Vessel was last heard of,

b) in the case of a constructive, compromised, agreed or arranged total loss of any Vessel, the earlier of

     (i) the date on which a notice of abandonment is given to the insurers (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration panel to have occurred or, if earlier, the date falling six (6) months after notice of abandonment of such Vessel was given to the insurers, and

     (ii) the date of compromise, arrangement or agreement made by or on behalf of the Borrower with such Vessel's insurers in which the insurers agree to treat such Vessel as a total loss, or

c) in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred

"Transaction   Documents"   means  the   Finance   Documents,   the  MOAs,   the
Charterparties and the Management Agreements, together with the other documents contemplated herein or therein

"Transfer Certificate" means a certificate substantially in the form as set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower

"Transfer Date" means, in respect of a Transfer, the proposed Transfer Date as set out in the Transfer Certificate relating to the Transfer

"Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents

"USD" means United States Dollars, being the lawful currency of the United States of America

"Value Adjusted Equity" means Value Adjusted Total Assets less Total Debt of the Borrower

"Value Adjusted Total Assets" means, on a consolidated basis, the total market value of all of the assets of the Borrower, which shall be determined as follows

a)   the Market Value of the Vessels, and

b) the market value, if assessable (in the reasonable opinion of the Agent), or otherwise the book value of all other assets of the Borrower (including any vessels), less any capitalised goodwill or other intangible assets

"VAT" means value added tax and any other tax of similar nature

"Vessels" means the Existing Vessels and the New Vessels

1.2  Construction

In this Agreement, unless the context otherwise requires

a)   Clause and Schedule headings are for ease of reference only,

b) words denoting the singular number shall include the plural and vice versa. In particular, for so long as DnB NOR Bank ASA is the only Lender, references to "Lenders" or "Majority Lenders" shall be construed as a reference to DnB NOR Bank ASA,

c) references to Clauses and Schedules are references, respectively, to the Clauses and Schedules of this Agreement,

d) references to a provision of law is a reference to that provision as it may be amended or re-enacted, and to any regulations made by the appropriate authority pursuant to such law,

e) references to "control" means the power to appoint a majority of the board of directors or to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise,

f) references to "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent,

g) references to "shares" shall include stock, partnership interest, participation rights, contributions or other equivalent rights of ownership or participation of or in any body, corporation, partnership, unincorporated joint venture or other unincorporated entity, and

h) references to a "person" shall include any individual, firm, partnership, joint venture, company, corporation, trust, fund, body, corporate, unincorporated body of persons, or any state or any agency of a state or association (whether or not having separate legal personality)


2    THE FACILITY

2.1  Facility

Subject to the terms of this Agreement, the Lenders have agreed to make available to the Borrower a committed revolving credit facility in an aggregate amount equal to the Total Commitments

2.2  Maximum liability

The aggregate maximum principal amount of all Loans outstanding, including any requested drawdown, shall not on any requested Drawdown Date and/or on the first day of an Interest Period, exceed the Total Commitments

2.3  Finance Parties' rights and obligations

The obligations of each Finance Party under the Finance Documents are several Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents

The  rights  of each  Finance  Party  under or in  connection  with the  Finance
Documents are, subject to provisions related to the Majority Lenders' decision as set out herein, separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt A Finance Party may, except as otherwise stated in the Finance Documents and subject to provisions related to the Majority Lenders' decisions as set out herein, separately enforce its rights under the Finance Documents

3    PURPOSE

3.1  Purpose

The Borrower shall apply all amounts borrowed by it

a)   to  refinance  the   outstanding   indebtedness   under  that  certain  USD
     300,000,000 revolving credit facility agreement dated 19 October 2004 (as amended),

b)   to provide funding for subsequent acquisitions of the New Vessels, and

c)   for general corporate purposes

3.2  Monitoring

Without prejudice to the obligations of the Borrower under this Clause 3, no Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement

4    CONDITIONS PRECEDENT

4.1  Initial conditions precedent

The Borrower may not deliver a Drawdown Notice unless the Agent has received originals or certified copies of all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied

4.2  Further conditions precedent

The Lenders will only be obliged to comply with Clause 5 4 (Lenders' participation) if on the date of the Drawdown Notice and on the proposed Drawdown Date

a)   no Default is continuing or would result from the proposed Loan, and

b) the representations and warranties contained in Clause 18 (Representations and warranties) deemed to be repeated on those dates are true and correct in all material respects

4.3  Maximum number of Loans

The Facility may be drawn in one or more Loans if there would not at anyone time be more than five (5) Loans outstanding hereunder

4.4  Waiver of conditions precedent

The conditions specified in this Clause 4 are solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Agent (acting on the instructions of the Majority Lenders)


5    DRAWDOWN

5.1  Delivery of the Drawdown Notice

The Borrower may utilise the Facility by delivering to the Agent a duly completed Drawdown Notice no later than 10 00 hours (London time) three (3) Business Days prior to the proposed Drawdown Date

5.2  Completion of the Drawdown Notice

Each Drawdown Notice is irrevocable and shall be duly completed

5.3  Currency and amount

a)   The currency specified in a Drawdown Notice must be USD

b) The amount of a proposed Loan must be an amount which is not more than the Available Facility and which is a minimum of USD 5,000,000 and an integral multiple of USD 1,000,000 or, if less, the Available Facility

c) The amount outstanding under all of the Loans, including any proposed Loans shall, at no time exceed sixty-six point sixty-seven per cent (66 67%) of the Security Pool Value

d) The amount available to be drawn to finance the acquisition of any New Vessel's) shall be no greater than the Market Value of such New Vessel(s), however limited to the purchase price of the Vessel as set out in the relevant MOA

e) The amount available to be drawn for general corporate purposes shall be limited to USD 50,000,000 in the aggregate

5.4  Lenders' participation

If the conditions set out in this Agreement have been met

a) each Lender shall make its participation in each Loan available no later than 10 00 hours (London time) on the Drawdown Date for that Loan,

b) the amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan, and

c) the Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan two (2) Business Days prior to the relevant Drawdown Date


6    REPAYMENT

6.1  Repayment and roll-over of Loans

The Borrower shall repay each Loan in full on the Repayment Date for that Loan, however so that where a Loan (the "New Loan") is subject to and in accordance with the other terms of this Agreement, to be made on a day on which another Loan (the "Maturing Loan") is due to be repaid, then

a) the Maturing Loan shall be deemed to be repaid on its Repayment Date to the extent that the amount of the New Loan is equal to or greater than the amount of the Maturing Loan, and

b) to that extent, the amount of the New Loan shall be deemed to have been credited to the account of the Borrower, and the Lenders shall only be obliged to make available an amount equal to the amount by which the New Loan exceeds the Maturing Loan

6.2  Final repayment

The Borrower shall repay all Loans outstanding under this Agreement in full on the Final Maturity Date


7    PREPAYMENT AND CANCELLATION

7.1  Mandatory prepayment - Total Loss or sale

If any of the Vessels is sold or becomes a Total Loss, the relevant Facility shall be prepaid with an amount equal to that Vessel's proportionate part of the Market Value of all of the Vessels

a) in case of a sale, on or before the date on which the sale is completed by delivery of the relevant Vessel to the buyer, or

b) in the case of a Total Loss, on the earlier of the date falling one hundred and twenty (120) days after the Total Loss Date and the receipt by the Agent (on behalf of the Lenders) of the proceeds of Insurance relating to such Total Loss (or in the event of a requisition for title of such Vessel, immediately-after the occurrence of such requisition of title)

7.2  Mandatory prepayment -- Market Value

If the Market Value of all of the Vessels falls below one hundred and thirty per cent (130%) or one hundred and fifty per cent (150 00%) of the Loans (as the case may be and as set out in Clause 22 4 (Minimum Market Value)), the Borrower shall within fifteen (15) Business Days, either

a)   prepay the Facility with an amount, or

b) provide the Lenders with such additional security, in form and substance satisfactory to the Agent (on behalf of the Lenders), required to restore the aforesaid ratio

7.3  Mandatory prepayment -- change of Commercial Manager

On a change of the Commercial Manager, the Parties will enter into negotiations for a period not exceeding forty-five (45) days to determine how to continue the Loans under the Facility If no such agreement is reached between the Borrower and the Lenders within such period, the Facility shall within five (5) Business Days be cancelled and the Borrower shall prepay the Loans at the end of the relevant current Interest Periods

7.4  Mandatory prepayment -- illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan

a) that Lender shall promptly notify the Agent upon becoming aware of that event,

b) upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled, and

c) the Borrower shall prepay that Lender's participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law)

7.5  Voluntary prepayment

The Borrower may, if it gives the Agent not less than five (5) Business Days prior notice, prepay the whole or any part of a Loan (but if in part, being an amount of minimum USD 5,000,000)

7.6  Voluntary cancellation

The Borrower may, if it gives the Agent not less than five (5) Business Days prior notice, cancel in whole or in part the amount of the Total Commitments undrawn at the date on which such cancellation is to be effective (but if in part, being an amount of minimum USD 5,000,000)

Any cancellation under this Clause 7 6 shall reduce the Commitments of the Lenders rateably

7.7  Terms and conditions for prepayments and cancellation

7 7 1  Irrevocable notice

Any notice of prepayment or cancellation given by a Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date upon which the prepayment or cancellation is to be made and the amount of that cancellation or prepayment

7 7 2  Additional payments

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty

7 7 3  Time of prepayment and cancellation

The Borrower shall not repay or prepay all or any part of any Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement

7 7 4  No reinstatement

No  amount  of  the  Total  Commitments   cancelled  under  this  Agreement  may
subsequently be reinstated

7 7 5  Forwarding of notice of prepayment and cancellation

If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to the Borrower or the affected Lender, as appropriate


8    INTEREST

8.1  Calculation of interest

The rate of interest for each Loan for each Interest Period is the percentage rate per annum which is the aggregate of

a)   the Applicable Margin,

b)   LIBOR, and

c)   Mandatory Cost

Effective interest pursuant to the Norwegian Financial Agreement Act 1999 has been calculated by the Agent as set out in a separate notice from the Agent to the Borrower

8.2  Adjustment of Applicable Margin

8 2 1  Definitions

For the purpose of this Clause 8 2 1, the following definitions shall apply

a) "Margin Reset Date" means the date the Borrower delivers, or such date as the Borrower should have delivered, a valuation of the Market Value of the Vessels to the Agent

b)   "Margin Period" means

     (i) the period from (and including) the date of this Agreement to (but excluding) the first Margin Reset Date, and,

     (ii) each period from (and including) a Margin Reset Date to (but excluding) the next Margin Reset Date

8 2 2  Determination of Applicable Margin

The Applicable Margin shall be determined by reference to the ratio of the Loans to the Security Pool Value as follows

-----------------------------------------------------------------------------
  Loans / Security Pool Value                        Applicable Margin
-----------------------------------------------------------------------------
  60 01% - 66 67%                                   1 20 per cent per annum
  50 00% - 60 00%                                   0 95 per cent per annum
  Less than 50 00%                                  0 70 per cent per annum
-----------------------------------------------------------------------------

8 2 3  Adjustment of Applicable Margin

Following receipt of evidence of change in the Market Value of any of the Vessels, the Agent shall determine the Applicable Margin which shall apply to all Loans made under this Agreement during the Margin Period commencing on that Margin Reset Date

8.3  Payment of interest

The Borrower shall pay accrued interest on the Loan on each Interest Payment Date (and if the Interest Period is longer than six (6) months, on the date falling at six (6) monthly intervals after the first day of the Interest Period)

8.4  Default interest

If the Borrower fails to pay any amount payable by it under the Finance Documents on its due date, interest shall accrue on the overdue amount from the due date and up to the date of actual payment (both before and after judgment) at a rate determined by the Agent to be two per cent (2 00%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the relevant Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably) Any interest accruing under this Clause 8 4 shall be immediately payable by the Borrower on demand by the Agent Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable

8.5  Notification of rates of interest

The  Agent  shall   promptly   notify  the  Lenders  and  the  Borrower  of  the
determination of a rate of interest under this Agreement


9    INTEREST PERIODS

9.1  Selection of Interest Periods

a)   The  Borrower  may select an  Interest  Period  for a Loan in the  Drawdown
     Notice

b) The Borrower may select an Interest Period of one (1), two (2), three (3) or six (6) months or any such other period agreed between the Borrower and the Agent (on behalf of the Lenders), provided however, that the Borrower may not choose more than three (3) one (1) month Interest Periods in any calendar year

c) An Interest Period for a Loan shall not extend beyond the Final Maturity Date, but shall be shortened so that it ends on the Final Maturity Date

d) Each Interest Period for a Loan shall start on the relevant Drawdown Date or (if already made) on the last day of its preceding Interest Period

9.2  Non-Business Day

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not)

9.3  Notification of Interest Periods

The Agent will notify the Borrower and the Lenders of the Interest Periods determined in accordance with this Clause 9


10   CHANGES TO THE CALCULATION OF INTEREST

10.1  Market disruption

a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of

     (i)  the Applicable Margin, and

     (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in such Loan from whatever source it may reasonably select

b)   In this Agreement, "Market Disruption Event" means

     (i) at or about 11 00 hours (London time) on the Quotation Day for the relevant Interest Period LIBOR is not available, or

     (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed fifty per cent (50 00%) of such Loan) that the cost to it or them of obtaining matching deposits in the London interbank market would be in excess of LIBOR

10.2  Alternative basis of interest or funding

If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest Any alternative basis agreed pursuant to this Clause 10 2 shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties

10.3  Break Costs

The Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Cost attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than a Repayment Date for such Loan or Unpaid Sum

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Cost for any Interest Period in which they accrue


11   FEES

11.1  Commitment fee

The Borrower shall pay to the Agent (for distribution to the Lenders) a commitment fee computed at the rate of thirty per cent (30 00%) of the Applicable Margin on the Total Available Commitment accruing from the date of this Agreement payable quarterly in arrears

11.2  Other fees

The Borrower shall pay to the Agent and the Arranger (as the case may be) (for distribution among the Lenders according to a separate agreement/invitation) the fees in the amount and at the times agreed in the Fee Letter


12   TAX GROSS-UP AND INDEMNITIES

12.1  Taxes

12 1 1  No withholding

All payments by the Borrower under the Finance Documents shall be made free and clear of and without deduction or withholding for or on account of any Tax or any other governmental or public payment imposed by the laws of any jurisdiction from which or through which such payment is made, unless a Tax deduction or withholding is required by law

12 1 2  Tax gross-up

The Borrower shall promptly upon becoming aware that it must make a Tax deduction or withholding (or that there is any change in the rate or the basis of a Tax deduction or withholding) notify the Agent accordingly Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender If the Agent receives such notification from a Lender it shall notify the Borrower and that Lender

If a Tax deduction or withholding is required by law to be made by the Borrower

a) the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax deduction or withholding) leaves an amount equal to the payment which would have been due if no Tax deduction or withholding had been required, and

b) the Borrower shall make that Tax deduction or withholding within the time allowed and in the minimum amount required by law

Within thirty (30) days of making either a Tax deduction or withholding or any payment required in connection with that Tax deduction or withholding, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax deduction or withholding has been made or (as applicable) any appropriate payment paid to the relevant taxing authority

12.2  Tax indemnity

The Borrower shall (within three (3) Business Days of demand by the Agent) pay to the Agent for the account of the relevant Finance Party an amount equal to the loss, liability or cost which a Finance Party determines will be or has been (directly or indirectly) suffered for or on account of any Tax by such Finance Party in respect of a Finance Document, save for any Tax on Overall Net Income assessed on a Finance Party or to the extent such loss, liability or cost is compensated under Clause 12 1 (Tax gross-up)

12.3  VAT

All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Document shall be deemed to be exclusive of any VAT If VAT is chargeable, the Borrower shall pay to the Agent for the account of such Finance Party (in addition to the amount required pursuant to the Finance Documents) an amount equal to such VAT


13   INCREASED COSTS

13.1  Increased Costs

The Borrower shall, upon demand from by the Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation (including any laws and regulations implementing new or modified capital adequacy requirements) or (ii) compliance with any law or regulation made after the date of this Agreement

In this Agreement, the term "Increased Costs" means

a) a reduction in the rate of return from the Facility or on a Finance Party's (or its affiliate's) overall capital,

b)   an additional or increased cost, or

c)   a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its affiliates to the extent that it is attributable to that Finance Party having entered into its Commitments or funding or performing its obligations under any Finance Document

A Finance Party intending to make a claim pursuant to this Clause 13 1 shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower Each Finance Party shall as soon as practicable after a demand by the Agent, provide a confirmation showing the amount of its Increased Costs

13.2  Exceptions

Clause 13 1 (Increased Costs) does not apply to the extent any Increased Costs is a) attributable to a Tax deduction or withholding required by law to be made by the Borrower, b) compensated for by Clause 12 1 (Tax gross-up) or Clause 12 2 (Tax Indemnity), or c) attributable to the wilful breach by the relevant Finance Party or its affiliates of any law or regulation


14   OTHER INDEMNITIES

14.1  Currency indemnity

If any sum due from the Borrower under the Finance Documents (a "Sum"), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of

a)   making or filing a claim or proof against the Borrower,

b) obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum

The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable

14.2  Other indemnities

The Borrower shall within three (3) Business Days of demand, indemnify each Finance Party against any costs, loss or liability incurred by that Finance Party as a result of

a)   the occurrence of any Event of Default,

b) a failure by the Borrower to pay any amount due under the Finance Documents on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 26 (Sharing among the Finance Parties),

c) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Drawdown Notice but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone), or

d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower

14.3  Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of

a) investigating any event which it reasonably believes is a possible Event of Default, or

b) acting or verifying any notice, request or instruction which it reasonably believes to be genuine, correct or appropriately authorised


15   MITIGATION BY THE LENDERS

15.1  Mitigation

Without in any way limiting the obligations of the Borrower hereunder, each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of

a)   Clause 7 1 (Mandatory prepayment - Total Loss or sale),

b)   Clause 7 2 (Mandatory prepayment - Market Value),

c)   Clause 7 3 (Mandatory prepayment - Illegality),

d)   Clause 12 (Tax gross-up and indemnities), and

e)   Clause 13 (Increased Costs),

including (but not limited to) transferring its rights and obligations under the Finance Documents to another affiliate

A Finance Party is not obliged to take any steps under this Clause 15 1 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it

15.2  Indemnity

The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15 1 (Mitigation)


16   COSTS AND EXPENSES

16.1  Transaction expenses

The Borrower shall promptly on demand pay to the Agent and the Arranger the amount of all costs and expenses (including legal fees) and out-of-pocket expenses reasonably incurred by any of them in connection with

a) the negotiation, preparation, printing, perfection, execution, registration and syndication of this Agreement and any other documents referred to in this Agreement,

b)   any other Finance Documents executed after the date of this Agreement,

c) any amendment, variation, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested (or, in the case of a proposal, made) by or on behalf of the Borrower and relating to any Finance Document, and

d) any other matter, not of an ordinary administrative nature, arising out of or in connection with any Finance Document

16.2  Enforcement costs

Following an Event of Default, the Borrower shall promptly on demand, reimburse the Agent and/or another Finance Party (as the case may be) the amount of all costs and expenses (including internal and external fees) incurred by it in connection with the preservation, protection, enforcement or maintenance of, or attempt to preserve or enforce, any of the rights of the Finance Parties under the Finance Documents


17   SECURITY

The Borrower's obligations and liabilities under the Finance Documents, including (without limitation) the Borrower's obligation to repay the Loans together with all unpaid interest, default interest, commissions, charges, expenses and any other derived liability whatsoever of the Borrower towards the Finance Parties in connection with this Agreement, shall at any time until all amounts due to the Finance Parties hereunder have been paid and/or repaid in full, be secured by

a)   the Mortgages, and

b)   the Assignment Agreement

(together the "Security Documents")

The Borrower undertakes to ensure that the above Security Documents are being duly executed by the parties thereto in favour of the Agent (on behalf of the Finance Parties) on or about the date of this Agreement, legally valid and in full force and effect, and to execute or procure the execution of such further documentation as the Agent may reasonably require in order for the relevant Finance Parties to maintain the security position envisaged hereunder


18   REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each Finance Party as follows

18.1  Status

The Borrower is a company, duly incorporated and validly existing under the laws of Bermuda and has the power to own its assets and carry on its business as it is currently being conducted

18.2  Binding obligations

The Transaction Documents to which the Borrower is a party constitute legal, valid, binding and enforceable obligations in accordance with their terms

18.3  No conflict with other obligations

The entry into and performance by the Borrower of, and the transactions contemplated by, the Transaction Documents do not and will not conflict with a) any law or regulation or any order or decree of any governmental agency or court by which it is bound, b) any constitutional documents of the Borrower, or c) any agreement or document to which it is a party or by which it or any of its assets are bound

18.4  Power and authority

The Borrower has the power to enter into, perform and deliver, and has taken all necessary actions to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents

18.5  Authorisations and consents

All authorisations, approvals, consents and other matters, official or otherwise, required by the Borrower in connection with the entering into, performance, validity and enforceability of the Transaction Documents and the transactions contemplated hereby and thereby have been obtained or effected and are in full force and effect

18.6  Taxes

The Borrower has complied with all material taxation laws in all jurisdictions where it is subject to taxation and has paid all material Taxes and other amounts due to governments and other public bodies No claims are being asserted against it with respect to any Taxes or other payments due to public or governmental bodies The Borrower is not required to make any withholdings or deductions for or on account of Tax from any payment it may make under any of the Finance Documents

18.7  No filing or stamp duty

Save as provided herein and/or as have been or shall be completed prior to the relevant Drawdown Date, it is not necessary that any Finance Document be filed, recorded or enrolled with any court or other authority in the jurisdiction where the Borrower is incorporated or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents

18.8  No Default

a) No Event of Default is continuing or might reasonably be expected to result from the making of any Loan or the entry into, performance of, or any transaction contemplated by, any Finance Document

b) No other event or circumstances is outstanding which constitutes a default or (with the expiry of a grace period, giving of notice or the making of any determination or any combination of the foregoing) might constitute a default or termination event (howsoever described) under any other agreement or instrument which is binding on the Borrower or any of its subsidiaries or to which the Borrower's (or any of its subsidiaries') assets are subject which might have a Material Adverse Effect

18.9  No misleading information

Any factual information, documents, exhibits or reports relating to the Borrower and which have been furnished to the Finance Parties by or on behalf of the Borrower are complete and correct in all material respects and do not contain any misstatement of fact or omit to state a fact making such information, exhibits or reports misleading in any material respect

18.10  Original Accounts

a) Complete and correct The Original Financial Statements fairly and accurately represent the assets, liabilities and the financial condition of the Borrower and have been prepared in accordance with GAAP consistently applied

b) No undisclosed liabilities As of the date of the Original Financial Statements, the Borrower had no material liabilities, direct or indirect, actual or contingent, and there is no material, unrealised or anticipated losses from any unfavourable commitments not disclosed by or reserved against in the Original Financial Statements or in the notes thereto

c) No material change Since the date of the Original Financial Statements, there has been no material adverse change in the business, operations, assets or condition (financial or otherwise) of the Borrower

18.11  Pari passu ranking

The Borrower's payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations preferred by mandatory law applying to international shipping companies generally

18.12  No litigation

No litigation, arbitration or administrative proceedings or labour disputes of or before any court, arbitral body or agency, which if adversely determined, might reasonably be expected to have a Material Adverse Effect, have (to the best of the Borrower's knowledge and belief) been started or threatened against the Borrower

18.13  No existing Security Interest

Save as described in Clause 17 (Security), no Security Interest exists over all or any of the present or future revenues or assets of the Borrower

18.14  No immunity

The execution and delivery by the Borrower of each Transaction Document to which it is a party constitute, and its exercise of its rights and performance of its obligations under each Transaction Document will constitute, private and commercial acts performed for private and commercial purposes, and the Borrower will not (except for bankruptcy or any similar proceedings) be entitled to claim for itself or any or all of its assets immunity from suit, execution, attachment or other legal process in any other proceedings taken in Norway and/or Bermuda (as the case may be) in relation to any Transaction Document

18.15  No winding-up

The Borrower has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it for its reorganisation, winding-up, dissolution or administration or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any or all of its assets

18.16  Environmental compliance

The Borrower and the Charterers (as the case may be) have performed and observed in all material respects all Environmental Laws, Environmental Approvals and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with the Vessels

18.17  Environmental Claims

No Environmental Claim has been commenced or (to the best of the Borrower's knowledge and belief) is threatened against the Borrower or the Charterers where that claim would be reasonably likely, if adversely determined, to have a Material Adverse Effect

18.18  ISM Code and ISPS Code Compliance

All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, the Managers, the Charterers and the Vessels have been complied with in all material respects

18.19  The Existing Vessels

Each of the Existing Vessels will on the Drawdown Date be

a) in the absolute ownership of the Borrower free and clear of all encumbrances (other than current crew wages and the Mortgage) and the Borrower will be the sole, legal and beneficial owner of such Existing Vessel,

b) registered in the name of the Borrower with the Bahamas, Isle of Man or Norwegian International Ship Registry (as the case may be) under the laws and flag of the Bahamas, Isle of Man or Norway (as the case may be),

c)   operationally seaworthy in every way and fit for service, and

d) classed with DnV or Lloyds (as the case may be), free of all overdue requirements and recommendations

18.20  No money laundering

The Borrower is acting for its own account in relation to the Facility and in relation to the performance and the discharge of its obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by the Finance Documents to which the Borrower is a party, and the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat money laundering (as defined in Article 1 of the Directive (91/308/EEC) and Directive 2001/97 of the European Parliament and of 4 December 2001 amending Council Directive 91/308)

18.21  Repetition

The representations and warranties set out in this Clause 18 are deemed to be made by the Borrower on the date of this Agreement and shall be deemed to be repeated

a)   on the date of a Drawdown Notice,

b)   on the relevant Drawdown Date,

c)   on the first day of each Interest Period, and

d) in each Compliance Certificate forwarded to the Agent pursuant to Clause 19 2 (Compliance certificate) (or, if no such Compliance Certificate is forwarded, on each day such certificate should have been forwarded to the Agent at the latest)


19   INFORMATION UNDERTAKINGS

The Borrower gives the undertakings set out in this Clause 19 to each Finance Party and such undertakings shall remain in force throughout the Security Period

19.1  Financial statements

The Borrower shall supply to the Agent in sufficient copies for all of the Lenders

a) as soon as the same become available, but in any event within one hundred and thirty-five (135) days after the end of each of its financial years, its audited consolidated financial statements for that financial year, and

b) as soon as the same become available, but in any event within sixty (60) days after the end of each quarter of each of its financial years, its consolidated unaudited financial statements for that financial quarter

19.2  Compliance Certificate

The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to Clause 19 1 a) (Financial statements) (or upon the request of the Agent), a Compliance Certificate signed by an authorised officer of the Borrower setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial covenants) as at the date as at which those financial statements were drawn up

19.3  Requirements as to financial statements

The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19 1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Borrower unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent

a) a description of any change necessary for those financial statements to reflect GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared, and

b) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 20
     (Financial   covenants)  has  been  complied  with  and  make  an  accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared

19.4  Information - miscellaneous

The Borrower shall notify the Agent and/or supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests)

a)   any Charterparty if and when requested by the Agent,

b) all material documents dispatched by the Borrower to its shareholders or its creditors generally at the same time as they are dispatched,

c) promptly upon becoming aware of them, the details of any event which has occurred or may occur which have a material impact on the condition (financial or otherwise) of the Borrower,

d) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower, and which might, if adversely determined, have a Material Adverse Effect, and

e) promptly, such further information regarding the business, operations, assets and operations (financial or otherwise) of the Borrower as any Finance Party (through the Agent) may reasonably request

19.5  Notification of default

The Borrower shall notify the Agent of any default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence

19.6  Notification of Environmental Claims

The Borrower shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same

a) if any Environmental Claim has been commenced or (to the best of the Borrower's knowledge and belief) is threatened against the Borrower, the Charterers or any of the Vessels, and

b) of any fact and circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against the Borrower, the Charterers or any of the Vessels,

where the claim would be reasonably likely, if determined against the Borrower or any of the Vessels, to have a Material Adverse Effect


20   FINANCIAL COVENANTS

20.1  Financial definitions

For the purposes of the financial covenants set out herein, the following definitions shall apply

"Equity" means Total Assets less Total Debt

"Total Assets" means, on a consolidated basis, the book value of all assets (including any properties) less any capitalised goodwill and other intangible assets

"Total Debt" means, on a consolidated basis, the aggregate book value of all provisions, other long term liabilities and current liabilities of the Borrower

20.2  Financial covenants

The Borrower shall at all times during the Security Period maintain an Equity of minimum USD 150,000,000


21   GENERAL UNDERTAKINGS

The Borrower gives the undertakings set out in this Clause 21 to each Finance Party and such undertakings shall remain in force throughout the Security Period

21.1  Authorisations etc.

The Borrower shall promptly

a) obtain, comply and do all that is necessary to maintain in full force and effect, and

b)   supply certified copies to the Agent (if so requested) of,

any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Transaction Document

21.2  Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Transaction Documents

21.3  Pari passu ranking

The Borrower shall ensure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for those obligations which are preferred by mandatory law applying to international shipping companies generally in the jurisdictions of its incorporation or in the jurisdiction in the ports of calls

21.4  Title

The Borrower will hold legal title to and own the entire beneficial interest in the Vessels, the Insurances and their Earnings, free of all Security Interest and other interests and rights of every kind, except for those created by the Financial Documents and as set out in Clause 21 5 (Negative pledge)

21.5  Negative pledge

The Borrower shall not create or permit to subsist any Security Interest over any of the Vessels nor upon any of its present or future undertakings, property, assets, rights or revenues, other than

a)   Security Interest under the Security Documents,

b) Security Interest arising in the ordinary course of business (hereunder liens in respect of salvage, general average, other liens covered by insurance and Security Interest arising by operation of maritime law), and

c) Security Interests consented to in writing by the Agent (acting upon instructions from the Majority Lenders)

21.6  Borrowings

The Borrower shall not enter into any new Financial Indebtedness, other than current liabilities related to the day to day operation of the Vessels

21.7  Disposals

The Borrower shall not sell, transfer or otherwise dispose of the whole or any part of its interest in any of the Vessels, the Earnings nor otherwise dispose of all or any substantial part of its assets without the prior written consent of the Agent (acting upon the instructions from the Majority Lenders)

21.8  Distributions

The Borrower shall not distribute any dividend, reduce any of its share capital or make any other distributions in whatever form to its shareholder(s) or any other person(s) if (i) it is not or will, following such distribution, not be in compliance with the covenants set out in this Agreement (hereunder but not limited to the financial covenants in Clause 20 (Financial covenants)) or (1) an Event of Default has occurred or occurs as a consequence of such distribution

21.9  Bank accounts

The Borrower shall hold and maintain all its bank accounts (hereunder the Earnings Account) with the Agent and ensure that all Earnings are paid to the Earnings Account

21.10  Change of business

The Borrower shall ensure that no substantial change is made to the general nature of the business of the Borrower from that carried out at the date of this Agreement

21.11  Taxation

The Borrower shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that such payment is being contested in good faith or can be lawfully withheld

21.12  No mergers etc.

The Borrower shall not enter into any merger, amalgamation, de-merger, split-up, divest, consolidation with or into any other person or be the subject of any reconstruction without the prior consent of the Agent (on behalf of the Lenders)

21.13  Environmental compliance

The Borrower shall (and shall procure that the Charterers will) comply in all material respects with all Environmental Laws subject to the terms and conditions of any Environmental Approval, implement procedures to monitor compliance with and to prevent liability under any Environmental Law and obtain and maintain any Environmental Approval

21.14  Commercial management

The Borrower shall procure that the Commercial Manager shall continue to be commercial manager of the Borrower and there shall be no material change to such commercial management and/or the Commercial Management Agreement without the prior written consent of the Agent

21.15  Transaction Documents

The Borrower shall procure that none of the Transaction Documents (other than the Charterparties) are amended or terminated, or any waiver or any material terms thereof are agreed thereunder without the prior written consent of the Agent (on behalf of the Lenders)

21.16  Listing

The Borrower shall remain listed on a recognised stock exchange acceptable to the Agent

21.17  Limitations on Investments

Except with the prior written consent of the Majority Lenders, the Borrower shall not (and the Borrower shall ensure that no entity controlled by it (directly or indirectly) shall not) make any Investment in an amount exceeding the Value Adjusted Equity at the time of the Investment


22   VESSEL COVENANTS

22.1  General

The Borrower gives the undertakings set out in this Clause 22 to each Finance Party and such undertakings shall remain in force throughout the Security Period

22.2  Insurance

a) The Borrower shall maintain or ensure that each of the Vessels is insured against such risks, including but not limited to, Hull and Machinery, Protection & Indemnity (including maximum cover for pollution liability as normally adopted by the industry for similar vessels), Hull interest and/or Freight Interest and War Risk insurances, in such amounts, on such terms and with such insurers as the Agent shall approve

b) The value of the Hull and Machinery insurance shall cover at least eighty per cent (80 00%) of the Market Value of the relevant Vessel and the aggregate insurance value of the Vessels (except Protection & Indemnity and Loss of Hire), shall be at least equal to the higher of the Market Value of all of the Vessels and one hundred and twenty per cent (120 00%) of the Loans

c) The Borrower shall procure that the Agent (on behalf of the Finance Parties) is noted as first priority mortgagee in the insurance contracts, together with the confirmation from the underwriters to the Agent thereof that the notice of assignment with regards to the Insurances and the loss payable clauses are noted in the insurance contracts and that standard letters of undertaking are executed by the insurers

d) Not later than seven (7) days prior to the expiry date of the relevant Insurances the Borrower shall procure the delivery to the Agent of a certificate from the insurance broker(s) through whom the Insurances referred to in paragraph a) have been renewed and taken out in respect of the Vessels with insurance values as required by paragraph b), that such Insurances are in full force and effect and that the Agent (on behalf of the Finance Parties) have been noted by the relevant insurers

e) If the Majority Lenders so require, the Agent may, for the account of the Borrower, take out a Loss of Hire, a Mortgagee's Interest Insurance and a Mortgagee's Interest -Additional Perils Pollution Insurance (covering up to one hundred and twenty per cent (120 00%) of the Loan) relevant to the Vessels

f) If any of the Insurances referred to in paragraph a) form part of a fleet cover, the Borrower shall procure that the insurers shall undertake to the Agent that they shall neither set-off against any claims in respect of any of the Vessels any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel this Insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of any of the Vessels if and when so requested by the Agent

g) The Borrower shall procure that the Vessels always are employed in conformity with the terms of the instruments of Insurances (including any warranties expressed or implied therein) and comply with such requirements as to extra premium or otherwise as the insurers may prescribe

h) The Borrower will not make any change to the Insurances described under paragraph a) and b) above without the prior written consent of the Agent (on behalf of the Lenders)

22.3  Classification and repairs

The Borrower shall keep the Vessels in a good, safe and efficient condition consistent with first class ownership and management practice and in particular

a) so as to maintain its class at the highest level with DnV or Lloyds (as the case may be) or another classification society approved by the Agent, free of overdue recommendations and qualifications, and

b) so as to comply with the laws and regulations (statutory or otherwise) applicable to vessels registered under the flag state of the Vessels or to vessels trading to any jurisdiction to which any of the Vessels may trade from time to time

22.4  Minimum Market Value

a) The Market Value of the Vessels shall not be less than (i) one hundred and thirty per cent (130 00%) in the first year following the date of this Agreement and (ii) one hundred and fifty per cent (150 00%) at all time thereafter

b) The Borrower shall, at its own expense, arrange for the market Value of the Vessels to be determined annually (or when reasonably requested by the
     Agent) and include the amount of such Market Value in the relevant Compliance Certificate to be delivered together with the financial statement as set out in Clause 19 1 a) (Financial statements)

22.5  Restrictions on chartering, appointment of Managers etc.

The Borrower shall not without the pnor written consent of the Agent (on behalf of the Majority Lenders)

a) enter into any Charterparty which is not on arm's length terms and conditions,

b) appoint a technical manager for the Vessels which is not reputable (in the opinion of the Agent) or enter into any Technical Management Agreement(s) which are not on arm's length terms and conditions, or

c)   change the classification society of any of the Vessels

22.6  Notification of certain events

The Borrower shall immediately notify the Agent of

a) any accident to any of the Vessels involving repairs where the costs will or is likely to exceed USD 500,000 (or the equivalent in any other currency),

b) any requirement or recommendation made by any insurer or classification society or by any competent authority which is not, or cannot be, immediately complied with,

c) any exercise or purported exercise of any lien on any of the Vessels, the Earnings or the Insurances,

d) any occurrence as a result of which any of the Vessels has become or is, by the passing of time or otherwise, likely to become a Total Loss,

e) any claim for a material breach of the ISM Code or the ISPS Code being made against the Borrower, the Managers, the Charterers or otherwise in connection with any of the Vessels, and

f) any arrest or detention of any of the Vessels, any exercise or purported exercise of any lien on any of the Vessels, their Earnings and/or Insurances

22.7  Operation of the Vessels

a) The Borrower shall comply, or procure the compliance in all material respects with the ISM Code and the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Vessels, their ownership, operation and management or to the business of the Borrower and shall not employ any of the Vessels nor allow their employment

     (i)  in  any  manner   contrary  to  law  or  regulation  in  any  relevant
          jurisdiction including but not limited to the ISM Code, and

     (ii) in the event of hostilities in any part of the world (whether war is declared or not), in any zone which is declared a war zone by any government or by the war risk insurers of any of the Vessels unless the Borrower has (at its expense) effected any special, additional or modified insurance cover which shall be necessary or customary for first class shipowners trading vessels within the territorial waters of such country at such time and has provided evidence of such cover to the Agent

     Without limitation to the generality of this Clause 22 7, the Borrower shall comply or procure compliance, with, as applicable, all requirements of the International Convention for the Safety of Life at Sea (SOLAS) 1974 as adopted, amended or replaced from time to time including, but not limited to, the STCW 95, the ISM Code or the ISPS Code

22.8  ISM Code compliance

The Borrower will

a) procure that each of the Vessels remains subject to a SMS for the duration of the Facility,

b) procure that a valid and current SMC is maintained for each of the Vessels for the duration of the Facility,

c) if not itself, procure that the Technical Manager of the Vessels maintains a valid and current DOC for the duration of the Facility,

d) immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the SMC of any of the Vessels or of the DOC of the Technical Manager, and

e) immediately notify the Agent in writing of any "accident" or "major non-conformity", each as those terms is defined in the Guidelines in the application of the IMO International Safety Management Code issued by the International Chamber of Shipping and International Shipping Federation

22.9  Inspections and class records

a) The Borrower shall permit, and shall procure that any charterers permit, one person appointed by the Agent to inspect the Vessels once a year for the account of the Borrower upon the Agent giving prior written notice

b) The Borrower shall instruct the classification society to send to the Agent, following a written request from the Agent, copies of all class records held by the classification society in relation to the Vessels

22.10  Surveys

The Borrower shall submit to or cause the Vessels to be submitted to such periodic or other surveys as may be required for classification purposes and to ensure full compliance with regulations of the relevant flag state of the Vessels and to supply or to cause to be supplied to the Agent copies of all survey reports and confirmations of class issued in respect thereof whenever such is required by the Agent, however limited to once a year

22.11  Arrest

The Borrower shall or shall procure that the Charterers shall, promptly pay and discharge

a) all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against any of the Vessels, the Earnings or the Insurances,

b) all tolls, taxes, dues, fines, penalties and other amounts charged in respect of any of the Vessels, the Earnings or the Insurances, and

c) all other outgoings whatsoever in respect of any of the Vessels, the Earnings and the Insurances,

and forthwith upon receiving a notice of arrest of any of the Vessels, or their detention in exercise or purported exercise of any lien or claim, the Borrower shall or shall procure that the Charterers shall procure their release by providing bail or providing the provision of security or otherwise as the circumstances may require

22.12  Total Loss

In the event that any of the Vessels shall suffer a Total Loss, the Borrower shall, within a period of one hundred and twenty (120) days after the Total Loss Date, obtain and present to the Agent, a written confirmation from the relevant insurers that the claim relating to the Total Loss has been accepted in full, and the Insurance proceeds shall be applied in prepayment of the relevant Loan in accordance with Clause 7 1 (Mandatory prepayment - Total Loss or sale)

22.13  Flag, name and registry

The Borrower shall not, without the prior written consent of the Agent (on behalf of the Lenders), change the flag, name or registry of any of the Vessels


23   EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 23 is an Event of Default

23.1  Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless

a) its failure to pay is caused by administrative or technical error affecting the transfer of funds despite timely payment instructions by the Borrower, and

b)   payment is made within five (5) days of its due date

23.2  Financial covenants

Any requirement in Clause 20 (Financial covenants) is not satisfied

23.3  Other obligations

a) The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 23 1 (Non-payment) and Clause 23 2 (Financial covenants), which are not capable of remedy))

b) No Event of Default under paragraph a) above in relation to Clause 22 11 (Arrest) will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the earlier of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply

23.4  Misrepresentations

Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any of the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made

23.5  Cross default

Any of the following occurs

a) any Financial Indebtedness of the Borrower is not paid when due nor within any originally applicable grace period,

b) any Financial Indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described),

c) any commitment for any Financial Indebtedness of the Borrower is cancelled or suspended by a creditor of the Borrower as a result of an event of default (however described), or

d)   any  creditor of the  Borrower  becomes  entitled to declare any  Financial
     Indebtedness of the Borrower due and payable prior to its specified maturity as a result of an event of default (however described),

unless the aggregate amount of Financial  Indebtedness  falling within paragraph
a) to d) above is less than USD 500,000 (or its equivalent in other currencies)

23.6  Insolvency

a) The Borrower is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness

b) The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities)

c)   A moratorium is declared in respect of any indebtedness of the Borrower

23.7  Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to

a)   The suspension of payments,  a moratorium of any indebtedness,  winding-up,
     dissolution,   administration  or  reorganisation   (by  way  of  voluntary
     arrangement, scheme or arrangement or otherwise) of the Borrower,

b) a composition, compromise, assignment or arrangement with any creditor of the Borrower,

c)   the  appointment  of  a  liquidator,  receiver,   administrative  receiver,
     administrator or other similar officer in respect of the Borrower, or

d)   enforcement of any Security Interest over any assets of the Borrower

23.8  Creditor's process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower having an aggregate value of USD 500,000 and is not discharged within thirty (30) days

23.9  Unlawfulness

It is or becomes unlawful for the Borrower to perform any of its material obligations under the Finance Documents

23.10  Material adverse change

Any event or series of events occur which, in the reasonable opinion of the Agent (on behalf of the Lenders), might have a Material Adverse Effect

23.11  Permits

Any licence, consent, permission or approval required in order to enforce, complete or perform any of the Transaction Documents is revoked, terminated or modified having a Material Adverse Effect

23.12  Litigation

There is current, pending or threatened any claims, litigation, arbitration or administrative proceedings against the Borrower which might, if adversely determined, has a Material Adverse Effect

23.13  Acceleration

Upon the occurrence of an Event of Default, the Agent may, and shall if so directed by the Majority Lenders, by written notice to the Borrower

a)   cancel the Total Commitments whereupon they shall immediately be cancelled,

b) declare that all or part of the Facility together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, be either immediately due and payable and/or payable upon demand, whereupon they shall become either immediately due and payable or payable on demand, and/or

c) start enforcement in respect of the Security Interests established by the Security Documents, and/or

d) take any other action, with or without notice to the Borrower, exercise any other right or pursue any other remedy conferred upon the Agent or the Finance Parties by any of the Finance Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default


24   CHANGES TO THE PARTIES

24.1  No assignment by the Borrower

The Borrower may not assign or transfer or have assumed any part of, or any interest in, its rights and/or obligations under the Finance Documents

24.2  Assignments and transfers by the Lenders

A Lender (the "Existing Lender") may at any time assign, transfer or have assumed its rights or obligations under the Finance Documents with regards to the Facility (a "Transfer") to

a)   another Existing Lender or an affiliate of an Existing Lender, or

b) after consultation with the Borrower (such consultation is not required in case an Event of Default has occurred and is continuing) to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender")

24.3  Limitations of responsibility of Existing Lenders

24 3 1  Borrower's performance, etc

Unless  expressly   agreed  to  the  contrary,   an  Existing  Lender  makes  no
representation or warranty and assumes no responsibility to the New Lender for

a) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents,

b)   the financial condition of the Borrower,

c) the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents, or

d) the accuracy of any statements (whether written or oral) made in or in connection with the Finance Documents or any other document

24 3 2  New Lender's own credit appraisal, etc

Each New Lender confirms to the Existing Lender and the other Finance Parties that it

a) has made (and will continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document, and

b) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force

24 3 3  Re-transfer to an Existing Lender, etc

Nothing in any Finance Document obliges an Existing Lender to

     a) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24, or

b) support any losses directly or indirectly incurred by the New Lender by reason of the nonperformance by the Borrower of its obligations under the Finance Documents or otherwise

24.4  Procedure for transfer

Any Transfer shall be effected as follows

a) the Existing Lender must notify the Agent of its intention to Transfer all or part of its rights and obligations by delivering a duly completed Transfer Certificate to the Agent duly executed by the Existing Lender and the New Lender,

b) subject to Clause 24 2 (Assignments and transfers by the Lenders), the Agent shall as soon as reasonable possible after receipt of a Transfer Certificate execute the Transfer Certificate and deliver a copy of the same to each of the Existing Lender and the New Lender, and

c) subject to Clause 24 2 (Assignments and transfers by the Lenders), the Transfer shall become effective on the Transfer Date

24.5  Effects of the Transfer

On the Transfer Date

a) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under the Finance Documents, the Borrower and the Existing Lender shall be released from further obligations to one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (the "Discharged Rights and Obligations"),

b) the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender,

c) the Agent, the Arranger, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an original Lender hereunder with the rights and/or obligations acquired or assumed by it as a result of the Transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents, and

d)   the New Lender shall become a Party as a "Lender"

24.6  Further assurances

The Borrower undertakes to procure that in relation to any Transfer, the Borrower shall (at its own cost) at the request of the Agent execute such documents as may in the discretion of the Agent be necessary to ensure that the New Lender attains the benefit of the Finance Documents

24.7  Disclosure of Information

Any Lender may disclose

a)   to any of its affiliates and a potential assignee,

b) to whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower, and

c) to whom, to the extent that, information is required to be discloses by any applicable law,

such information about the Borrower and the Finance Documents as that Lender shall consider appropriate, provided that such disclosure shall be subject to the prior written approval by the Borrower if such potential assignee is not an affiliate of any of the Lenders


25   ROLE OF THE AGENT AND THE ARRANGER

25.1  Appointment and authorisation of the Agent

a) Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents

b) Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions

25.2  Duties of the Agent

The Agent shall not have any duties or responsibilities except those expressly set forth in the Finance Documents, and the Agent's duties under the Finance Documents are solely mechanical and administrative in nature The Agent shall

a) promptly forward to a Party the original or a copy of any document which is delivered to it in its capacity as Agent for the attention of that Party by another Party,

b) supply the other Finance Parties with all material information which the Agent receives from the Borrower,

c) if it receives notice from a Party referring to this Agreement, describing an Event of Default and stating that the circumstance is an Event of Default, promptly notify the Finance Parties, and

d) from it receives sufficient information, promptly notify the Lenders of the occurrence of any Event of Default arising under Clause 23 (Events of Default)

25.3  Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document

25.4  Relationship

The relationship between the Agent and the other Finance Parties is that of agent and principal only Nothing in this Agreement shall be construed as to constitute the Agent or the Finance Parties as trustee or fiduciary for any other person, and neither the Agent nor the Finance Parties shall be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account

25.5  Business with the Borrower

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower

25.6  Rights and discretions of the Agent

a)   The Agent may rely on

     (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised, and

     (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify

b) The Agent may assume (unless it has received notice to the contrary in its capacity as Agent for the Lenders) that

     (i) no Event of Default has occurred (unless it has actual knowledge of an Event of Default under Clause 23 1 (Non-payment), and

     (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised

c) The Agent may engage, pay for and rely on the advise or services of any lawyers, accountants, surveyors or other experts

d) The Agent may act in relation to the Finance Documents through its personnel and agents

e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement

f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of duty of confidentiality or render it liable to any person

25.7  Majority Lenders' instructions

a)   Unless a contrary indication appears in a Finance Document, the Agent shall
     (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts in accordance with an instruction of the Majority Lenders

b)   Unless  a  contrary   indication   appears  in  a  Finance  Document,   any
     instructions given by the Majority Lenders will be binding on all the Finance Parties

c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions

d)   In  the  absence  of  instructions   from  the  Majority  Lenders  (or,  if
     appropriate, the Lenders) the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders

e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document

25.8  Responsibility for documentation

Neither the Agent nor the Arranger

a) is responsible to for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Borrower or any other person in or in connection with any Finance Document, or

b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made in anticipation of or in connection with any Finance Document

25.9  Exclusion of liability

a) Without limiting paragraph b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct

b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee and agent of the Agent may rely on this Clause

c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose

d) Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger

25.10  Lenders' indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then reduced to zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document)

25.11  Resignation of the Agent

a) The Agent may resign and appoint one of its affiliates as successor by giving notice to the other Finance Parties and the Borrower

b) Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent

c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph b) above within thirty (30) days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent

d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents

e) The Agent's resignation notice shall only take effect upon appointment of a successor

f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25 Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party

g) After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph b) above In this event, the Agent shall resign in accordance with paragraph b) above

25.12  Confidentiality

a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments

b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it

25.13  Credit appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, including (without limitation)

a)   the financial condition, status and nature of the Borrower,

b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, and

c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document, entered into, made or executed in anticipation of, under or in connection with any Finance Document

25.14  Conduct of business of the Finance Parties

No provision of this Agreement will

a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit,

b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or to the extent, order or manner of any claim, or

c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax


26   SHARING AMONG THE FINANCE PARTIES

26.1  Payment to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from the Borrower other than in accordance with Clause 27 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then

a) the Recovering Finance Party shall promptly, within three (3) Business Days, notify details of the receipt or recovery to the Agent,

b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received by or made by the Agent and distributed in accordance with Clause 27 (Payment mechanics), without taking account of Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution, and

c) the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 27 5 (Partial payments)

26.2  Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 27 5 (Partial payments)

26.3  Recovering Finance Party's rights

a) On a distribution by the Agent under Clause 26 2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution

b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph a) above, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable

26.4  Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then

a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 26 2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay), and

b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Finance Party for the amount so reimbursed

26.5  Exceptions

a) This Clause 26 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower

b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal proceedings, if

     (i)  it notified that other Finance Party of the legal proceedings, and

     (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as reasonably practicable having received notice and did not take separate legal or arbitration proceedings


27   PAYMENT MECHANICS

27.1  Payments to the Agent

All payments by the Borrower or a Lender under the Finance Documents shall be made

a) to the Agent to its account with such office or bank as the Agent may from time to time designate in writing to the Borrower or a Lender for this purpose, and

b) for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for settlement of transactions in the relevant currency in the place of payment

27.2  Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 27 3 (Distributions to the Borrower) and 27 4 (Clawback), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement, to such account as that Party may notify to the Agent by not less than five (5) Business Days' notice

27.3  Distributions to the Borrower

The Agent may (with the consent of the Borrower or in accordance with Clause 28 (Set-off)), apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of currency to be so applied

27.4  Clawback

a) Where a sum is to be paid to the Agent under the Finance Documents for distRIbution to another Party, the Agent is not obliged to pay that sum to that other Party until it has been able to establish to its satisfaction that it has actually received that sum

b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount was paid by the Agent shall on demand refund the same amount to the Agent, together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds

27.5  Partial payments

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order

a) firstly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents,

b) secondly, in or towards payment pro rata of any accrued interest (including default interest), fee or commissions due but unpaid under this Agreement,

c) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement, and

d) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents

27.6  Application following an Event of Default

On either (i) the completion of a sale of a Vessel, either by forced auction or private treaty, or (ii) the receipt of any monies by the Agent pursuant to the sale proceeds of such Vessel (as the case may be), such monies shall be applied in the following order

a) firstly, in respect of all costs and expenses whatsoever incurred in connection with or about incidental to the said sale,

b) secondly, in or towards satisfaction of all prior claims (being any claims, liabilities or debts owed or taking priority in respect of such proceeds over the Security Interests constituted by the Security Documents) secured on such Vessel,

c) thirdly, in or towards payment pro rata of all sums owed to the Finance Parties under the Finance Documents, and

d)   fourthly, the balance, if any to the Borrower or to its order

27.7  No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim

27.8  Payment on non-Business Days

a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not)

b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date

27.9  Currency of account

The Borrower shall pay

a) any amount payable under this Agreement, except as otherwise provided for herein, in USD, and

b) all payments of Costs and Taxes in the currency in which the same were incurred


28   SET-OFF

A Finance Party may, to the extent permitted by applicable law, set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligations owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off


29         NOTICES

29.1        Communication in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by telefax or letter Any such notice or communication addressed as provided in Clause 29 2 (Addresses) will be deemed to be given or made as follows

a)   if by letter, when delivered at the address of the relevant Party,

b)   if by telefax, when received

However, a notice given in accordance with the above but received on a day which is not a Business Day or after 16 00 hours (London time) in the place of receipt will only be deemed to be given at 9 00 hours (London time) on the next Business Day in that place

29.2  Addresses

Any communication or document to be made under or in connection with the Finance Documents shall be made or delivered to the address and telefax number of each Party and marked for the attention of the department or persons set out below and, in case of any New Lender, to the address notified to the Agent

If to the Agent          DnB NOR Bank ASA
                         Stranden 21
                         N-0250 Oslo, Norway
                         Telefax No +47 22 48 28 94
                         Att Credit Administration Shipping

If to the Borrower       Nordic American Tanker Shipping Limited
                         c/o Scandic American Shipping Ltd (European Branch)
                         P0 Box 56
                         N-3201 Sandefjord, Norway
                         Telefax No + 47 33 42 15 45
                         Att Turid Sorensen

or any substitute address and/or telefax number and/or marked for such other attention as the Party may notify to the other Agent (or the Agent may notify the other Parties if a change is made by the Agent) by not less than five (5) Business Days' prior notice

29.3  Communication with the Borrower

All  communication  from or to the Borrower shall be sent through the Agent

29.4  Language

Communication to be given by one Party to another under the Finance Documents shall be given in the English language or, if not in English and if so required by the Agent, be accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document

30   CALCULATIONS

All sums falling due by way of interest, fees and commissions under the Finance Documents accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed and a calendar year of 360 days (or 365 days where applicable) and for the actual number of days elapsed The calculations made by the Agent of any interest rate or any amount payable pursuant to this Agreement shall be conclusive and binding upon the Borrower in the absence of any manifest error


31   MISCELLANEOUS

31.1  Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provisions under any law of any other jurisdiction will in any way be affected or impaired

31.2  Remedies and waivers

No failure to exercise, nor any delay in exercising on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law

31.3  Amendments and waivers

31 3 1  Required consents

a) Subject to Clause 31 3 2 (Exceptions), any term of the Finance Documents may be amended or waived only with the written consent of the Majority Lenders and the Borrower and any such amendment will be binding on all Parties

b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause

31 3 2  Exceptions

a) An amendment to or waiver that has the effect of changing or which relates to

     (i)  the definition of "Majority Lenders",

     (ii) an extension of the date of any payment of any amount under the Finance Documents,

b) a reduction in Applicable Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable,

c)   an increase in or extension of any Commitment,

d) a term of the Finance Documents which expressly requires the consent of all the Lenders,

e)   a proposed substitution or replacement of the Borrower, or

f) a change of Clauses 2 2 (Nature of a Finance party's rights and obligations), 17 (Security), 22 2 (Insurance), 24 (Changes to the Parties) and this Clause 31 3,

shall not be made without the prior written consent of all the Lenders

An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Arranger

31.4  Disclosure of information and confidentiality

Each of the Finance Parties may disclose to each other or to their professional advisers any kind of information which the Finance Parties have acquired under or in connection with any Finance Document The Parties are obliged to keep confidential all information in respect of the terms and conditions of this Agreement This confidentiality obligation shall not apply to any information which

a)   is publicised by a Party as required by applicable laws and regulations,

b) has entered the public domain or is publicly known, provided that such information is not made publicly known by the receiving Party of such information, or

c) was or becomes, as the Party is able to demonstrate by supporting documents, available to the such Party on a non-confidential basis prior to the disclosure thereof

31.5  Conflicting provisions

In case of conflict between this Agreement and the terms of any of the Security Documents, the terms and conditions of this Agreement shall prevail


32   GOVERNING LAW AND ENFORCEMENT

32.1  Governing law

This Agreement shall be governed by Norwegian law

32.2  Jurisdiction

a) For the benefit of each Finance Party, the Borrower agrees that the courts of Oslo, Norway, have jurisdiction to settle any disputes arising out of or in connection with the Finance Documents including a dispute regarding the existence, validity or termination of this Agreement, and the Borrower accordingly submits to the non-exclusive jurisdiction of the Oslo District Court (Oslo tingrett)

b) Nothing in this Clause 32 2 shall limit the right of the Finance Parties to commence proceedings against the Borrower in any other court of competent jurisdiction To the extent permitted by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions

32.3  Service of process

Without prejudice to any other mode of service, the Borrower

a) irrevocably appoints Scandic American Shipping Ltd as its agent for service of process in relation to any proceedings before Norwegian courts in connection with any Finance Document, and

b) agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned


                                      * * *

                                   SCHEDULE 1
                             LENDERS AND COMMITMENTS


--------------------------------------------------------------------------------
 Lender:                             Commitment                          %
--------------------------------------------------------------------------------
 DnB NOR Bank ASA                    USD 75,000,000                   25 00%
 Nordea Bank Norge ASA               USD 75,000,000                   25 00%
 Fokus Bank ASA                      USD 75,000,000                   25 00%
 Scotiabank Europe PLC               USD 75,000,000                   25 00%
--------------------------------------------------------------------------------
 Total:                              USD 300,000,000                 100.00%
--------------------------------------------------------------------------------

                                   SCHEDULE 2
                              CONDITIONS PRECEDENT


1    CORPORATE AUTHORISATION

1.1  In respect of the Borrower:

a)   Certificate of Incorporation,

b)   Memorandum and Articles of Association,

c)   Updated Good Standing Certificate,

d)   Resolutions passed at a board meeting of the Borrower evidencing

     (i) the approval of the terms of, and the transactions contemplated by, the Transaction Documents and the registration of the relevant Mortgages, and

     (ii) the authorisation of its appropriate officer or officers or other representatives to execute the Transaction Documents and any other documents necessary for the transactions contemplated by the Transaction Documents, on its behalf,

e)   Power of Attorney (notarised and legalised if requested by the Agent), and

f)   Secretary's Certificate (notarised and legalised)


2    AUTHORISATIONS

All approvals, authorisations and consents required by any government or other authorities for the Borrower to enter into and perform its obligations under this Agreement and/or any of the Transaction Documents to which it is a party


3    THE VESSELS

In respect of each of the Vessels

a)   The Charterparty (if any),

b) Evidence (by way of transcript of registry) that the Vessel is, or will be, registered in the name of the Borrower in the Bahamas, Isle of Man or Norwegian International Ship Registry (as the case may be), that the Mortgage has been, or will in connection with the utilisation of the relevant Loan be, executed and recorded with its intended first priority against the Vessel and that no other encumbrances, maritime liens, mortgages or debts whatsoever are registered against the Vessel,

c) An updated class certificate related to the Vessel from the relevant classification society, confirming that the Vessel is classed with the highest class in accordance with Clause 22 3 (Classification and repairs), free of extensions and overdue recommendations,

d) Copies of insurance policies/cover notes documenting that insurance cover has been taken out in respect of the Vessel in accordance with Clause 22 2 (Insurance), and evidencing that the Agent's (on behalf of the Finance Parties) Security Interest in the insurance policies have been noted in accordance with the relevant notices as required under the Assignment Agreement,

e)   The Vessel's current SMC,

f)   The Technical Manager's current DOC, and

g) Evidence that the Borrower has completed all documentation and forms required for the registration of the Vessel in the Bahamas, Isle of Man or Norwegian International Ship Registry (as the case may be) in the name of the Borrower

In relation to the New Vessels only

a)   the MOA, and

b)   the Protocol of Delivery and Acceptance under the MOA


4    FINANCE DOCUMENTS

a)   The Agreement,

b)   The Assignment Agreement,

c) Notice of Assignment of Earnings and the Charterers' acknowledgement thereof,

d) Notice of Assignment of Insurances and the insurers' acknowledgement thereof, and

e)   The Mortgages (including the deeds of covenants)


5    TRANSACTION DOCUMENTS

a)   The Commercial Management Agreement


6    MISCELLANEOUS

a) The Drawdown Notice at least three (3) Business Days prior to the Drawdown Date,

b) Evidence that all fees referred to in Clause 11 (Fees), as are payable on or prior to the first Drawdown Date, have or will be paid on its due date,

c) A Compliance Certificate confirming that the Borrower is in compliance with the financial covenants as set out in Clause 20 (Financial covenants),

d) Appointment of Scandic American Shipping Ltd and the acceptance by Scandic American Shipping Ltd as the Borrower's process agent in Norway under the Finance Documents,

e)   The Fee Letters,

f)   The  letter  regarding   effective  interest  duly  counter-signed  by  the
     Borrower,

g)   Evidence of discharge of any existing Security Interests (if any), and

h)   Any other documents as reasonably requested by the Agent


7    LEGAL OPINIONS

a) A legal opinion as regards Isle of Man Law matters issued by Dickinson Cruickshank,

b) A legal opinion as regards Bermuda law matters issued by Appleby Spurting & Hunter,

c)   A legal opinion as regards Bahamas law matters issued by Higgs & Johnson,

d) A legal opinion as regards Norwegian law matters issued by Thommessen Krefting Greve Lund AS, and

e) Any such other favourable legal opinions in form and substance satisfactory to the Agent from lawyers appointed by the Agent on matters concerning all relevant jurisdictions

                                   SCHEDULE 3
                             FORM OF DRAWDOWN NOTICE




To    DnB NOR Bank ASA, as Agent

From  Nordic American Tanker Shipping Limited, as Borrower

Date  [            ]




NORDIC AMERICAN TANKER SHIPPING LIMITED -- USD 300,000,000 REVOLVING CREDIT FACILITY AGREEMENT DATED 14 SEPTEMBER 2005 (THE "AGREEMENT")

We refer to Clause 5 1 (Delivery of the Drawdown Notice) of the Agreement Terms defined in the Agreement shall have the same meaning when used in this Drawdown Notice

1 You are hereby irrevocably notified that we wish to make the following drawdown of a Loan

     Proposed Drawdown Date     [       ]

     Principal Amount           [       ]

     Interest Period            [       ]

     Purpose                    [       ]

2 The proceeds of the Loan shall be credited to [e] [insert name and number of account]

3 We confirm that, as of the date hereof (i) each condition specified in Clause 4 (Conditions Precedent) of the Agreement is satisfied, (ii) each of the representations and warranties set out in Clause 18 (Representations and warranties) of the Agreement is true and correct, and (iii) no event or circumstances has occurred and is continuing which constitute or may constitute an Event of Default


Yours sincerely
for and on behalf of
NORDIC AMERICAN TANKER SHIPPING LIMITED



By
  -------------------------------
Name
Title [authorised officer]

                                   SCHEDULE 4
                         FORM OF COMPLIANCE CERTIFICATE

To    DnB NOR Bank ASA, as Agent

From  Nordic American Tanker Shipping Limited, as Borrower

Date  [     ] [To be delivered no later than one hundred and thirty-five  (135)
      days after each reporting date, or together with the quarterly financial statements if requested by the Agent]




NORDIC AMERICAN TANKER SHIPPING LIMITED - USD 300,000,000 REVOLVING CREDIT FACILITY AGREEMENT DATED 14 SEPTEMBER 2005 (THE "AGREEMENT")

We refer to the Agreement Terms defined in the Agreement shall have the same meaning when used in this Compliance Certificate

With  reference  to  Clauses 19 2  (Compliance  certificate)  and 20  (Financial
covenants)  of  the  Agreement,  we confirm  that  as at [    ] [insert relevant
reporting date)

1    Minimum Equity The Equity of the Borrower was USD [     ]

     The Borrower shall at all times ensure that it has a Equity in a minimum amount of USD 150,000,000 The covenant set out in Clause 20 2 (Financial covenants) is thus [not] satisfied

2    Minimum Market Value The Market Value of all of the Vessels pursuant to the
     attached surveys is USD [     ]

     The Borrower shall at all times ensure that the Market Value of all of the Vessels shall be at least one hundred and thirty per cent (130 00%) or one hundred and fifty per cent (150 00(degree)/0) of the Loans The amount outstanding under the Loans at the date hereof is USD [ ] Thus, the Market Value of the Vessels is [ ] per cent ([ )]%) of the Loans

3 We confirm that, as of the date hereof (i) each of the representations and warranties set out in Clause 18 (Representations and warranties) of the Agreement is true and correct, and (ii) no event or circumstances has occurred and is continuing which constitute or may constitute an Event of Default


Yours sincerely
for and on behalf of
NORDIC AMERICAN TANKER SHIPPING LIMITED



By
  -------------------------------
Name
Title [authorised officer]

                                   SCHEDULE 5
                          FORM OF TRANSFER CERTIFICATE




To    DnB NOR Bank ASA, as Agent

From  [     ] (the "Existing Lender" and [     ] (the "New Lender")

Date  [     ]




NORDIC AMERICAN TANKER SHIPPING LIMITED -- USD 300,000,000 REVOLVING CREDIT FACILITY AGREEMENT DATED 14 SEPTEMBER 2005 (THE "AGREEMENT")

We refer to the Agreement Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate

With reference to Clause 24 (Changes to the Parties)

1 The Existing Lender, in its capacity as Lender under the Agreement, confirms that it participates with [ ] per cent of the Total Commitments

2 The Existing Lender hereby transfers to the New Lender [ ] per cent of the Total Commitments as specified in the Schedule hereto, and of the equivalent rights and interest in all Finance Documents, and the New Lender hereby accepts such transfer from the Existing Lender in accordance with the terms set out herein and Clause 24 (Changes to the Parties) of the Agreement and assumes the same obligations to the other Finance Parties as it would have been under if it was an original Lender

3 The proposed Transfer Date is [ ], as from which date the Transfer of such portion of the Total Commitments shall take full legal effect

4 The New Lender confirms that it has received a copy of the Agreement, together with such other information as it has required in connection with this transaction The New Lender expressly acknowledges and agrees to the limitations on the Existing Lender's responsibility set out in Clause 24 3 (Limitations of responsibility of Existing Lenders) of the Agreement

5 The New Lender hereby undertakes to the Existing Lender and the Borrower that it will perform in accordance with the terms and conditions of the Agreement all those obligations which will be assumed by it upon execution of this Transfer Certificate

6 The address, telefax number and attention details for notices, as well as the account details of the New Lender, are set out in the Schedule

7 This Transfer Certificate is governed by Norwegian law, with Oslo City Court (Oslo tingrett) as legal venue

                                  The Schedule
              Commitments/rights and obligations to be transferred

I         Existing Lender:                                           [ ]

II        New Lender:                                                [ ]

III       Total Commitments of Existing Lender:                  USD [ ]

IV        Aggregate amount transferred:                          USD [ ]

V         Total Commitments of New Lender:                       USD [ ]

VI        Transfer Date:                                             [ ]


           Administrative Details / Payment Instructions of New Lender

Notices to New Lender

            [                                                       ]
            [                                                       ]
            Att          [                                          ]
            Telefax no            + [               ]

[Insert relevant office address, telefax number and attention details for notices and payments to the New Lender]

Account  details  of New  Lender  [Insert  relevant  account  details of the New
Lender]




Existing Lender                         New Lender
[      ]                                [      ]



By                                      By
  -------------------------------         -------------------------------
Name                                    Name
Title                                   Title

This Transfer  Certificate is accepted and agreed by the Agent (on behalf of the
Majority Lenders) and the Borrower and the Transfer Date is confirmed as [     ]

Agent:                                  Borrower
DnB NOR Bank ASA                        Nordic American Tanker Shipping Limited



By                                      By
  -------------------------------         -------------------------------
Name                                    Name
Title                                   Title

                                   SCHEDULE 6
                          FORM OF ASSIGNMENT AGREEMENT




THIS ASSIGNMENT AGREEMENT (the "Assignment Agreement") is made on 14 September 2005 between

(1) Nordic American Tanker Shipping Limited, Reid House, 31 Church Street, Hamilton HM12, Bermuda, as borrower (the "Borrower"), and

(2) DnB NOR Bank ASA of Stranden 21, N-0250 Oslo, Norway, organisation number 984 851 006 as agent on behalf of the Finance Parties (as defined in the Agreement as referred to below) (the "Agent")

Background

(A) Pursuant to the terms and conditions of a loan agreement dated 14 September 2005 (the "Agreement") between the Borrower as borrower, the banks and financial institutions listed in schedule 1 thereto as lenders (the "Lenders") and DnB NOR Bank ASA as agent for the Lenders (the "Agent") and mandated lead arranger (the "Arranger"), the Lenders have agreed to make available to the Borrower a revolving credit facility in the aggregate amount of up to USD 300,000,000 (the "Loans"), and

(B) it is a condition precedent to the Lenders making the Loans available to the Borrower that the Borrower executes and delivers, inter alia, this Assignment Agreement and grants the Security Interests set out herein as security for its obligations towards the Finance Parties under the Agreement

NOW THEREFORE


1    INTERPRETATION

1.1  Definitions

In this Assignment Agreement, including the preamble hereto (unless the context otherwise requires), any term or expression defined in the preamble shall have the meanings ascribed to it therein In addition, terms and expressions not defined herein but whose meanings are defined in the Agreement shall have the meanings set out therein

1.2  Construction

In this Assignment Agreement, unless the context otherwise requires

a) reference to Clauses or Appendices are to be construed as references to clauses or appendices of this Assignment Agreement unless otherwise stated,

b) references to (or to any specified provision of) this Assignment Agreement or any other document shall be construed as references to this Assignment Agreement, that provision or that document as from time to time amended, and

c)   words importing the plural shall include the singular and vice versa


2    ASSIGNMENT OF EARNINGS AND INSURANCES

2.1  Assignment

To secure the payment and the discharge of the Borrower's obligations under the Finance Documents and the payment of all sums which from time to time may become due thereunder, and to secure the performance and observance of and compliance with all the covenants, terms and conditions contained in the Finance Documents, the Borrower hereby assigns to the Agent (on behalf of the Finance Parties) on first priority

a)   the Earnings, and

b)   the Insurances

2.2  Notice and acknowledgement, etc.

a) The Borrower undertakes promptly to give notice of the assignment of the Earnings to the Charterers under any Charterparties with a charter period exceeding eighteen (18) months and in any event upon the occurrence of an Event of Default, in the form set out in Appendix 1 (A) hereto and procure that any recipient of such notice acknowledges receipt of the notice as set out therein in the form of Appendix 1 (B) hereto

b) The Borrower undertakes to insure and keep the Vessels fully insured in accordance with Clause 22 2 (Insurance) of the Agreement, and

     (i) in the event that the Insurances, or any one of them, have been taken out on conditions other than the Norwegian Marine Insurance Plan of 1996, version 2003 (as amended from time to time) (the "Plan"), to give all the relevant insurers notice in the form of Appendix 2 (A) hereto, and procure that the said insurers acknowledge receipt of such notice in the form of Appendix 2 (B) hereto or give such other form of notice and procure such other form of acknowledgement as the Agent shall require in writing to the Borrower, and

     (ii) in the event that the Insurances, or any one of them, have been taken out according to the Plan, to procure written statements from all the relevant insurers and/or approved brokers confirming that the Agent (on behalf of the Finance Parties) has been duly registered as co-insured first priority mortgagee on all such insurance policies taken out for the Vessels and that notice according to the Plan has been duly received by all the relevant insurers

2.3  Loss Payable

Claims related to the Insurances in respect of an actual or constructive or agreed or arranged or compromised total loss or requisition for title or other compulsory acquisition of any of the Vessels and claims payable in respect of a major casualty, that is to say any claim (or the aggregate of which) exceeding USD 500,000, shall be payable to the Agent Subject thereto all other claims, unless and until the insurers have received notice from the Agent of an Event of Default which is unremedied under the Agreement in which event all claims shall be payable directly to the Agent up to the Lenders' mortgage interest, shall be released directly for the repair, salvage or other charges involved or to the Borrower as reimbursement if it has fully repaired the damage and paid all of the salvage or other charges or otherwise in respect of Borrower's actual costs in connection with repair, salvage and/or other charges Any amounts paid to the Borrower directly shall be paid to the Earnings Account


3    PERFECTION

The Borrower agrees that at any time and from time to time upon the written request of the Agent, it will promptly and duly execute and deliver to the Agent any and all such further instruments and documents as the Agent (on behalf of the Finance Parties) may reasonably deem necessary or desirable to register this Assignment Agreement in any applicable registry, and to maintain and/or perfect the Security Interest created by this Assignment Agreement and the rights and powers herein granted


4    ASSIGNMENT

The Agent may assign or transfer its rights hereunder to any person to whom the rights and obligations of the Agent and the Lenders under the Agreement are wholly or partially assigned in accordance with Clause 24 (Changes to the Parties) of the Agreement


5    NO FURTHER ASSIGNMENT OR PLEDGE

The Borrower shall not, unless prior written consent has been obtained from the Agent, be entitled to further assign or pledge the Earnings and/or the Insurances


6    ADDITIONAL AND CONTINUING SECURITY

The Security Interest contemplated by this Assignment Agreement shall be in addition to any other Security Interest granted in accordance with the Agreement, and shall be a continuing security in full force and effect as long as any obligations are outstanding under the Agreement


7    NOTICES

Any notice, demand or other communication to be made or delivered by any party pursuant to this Assignment Agreement shall (unless the addressee has by five
(5) Business Days' written notice to that party specified another address) be made or delivered as set out in Clause 29 (Notices) of the Agreement


8    GOVERNING LAW - JURISDICTION

This Assignment Agreement shall be governed by and construed in accordance with the laws of Norway

The Borrower and the Finance Parties accept Oslo City Court (Oslo tingrett) as non-exclusive venue, but this choice shall not prevent the Agent (on behalf of the Finance Parties) to enforce any of the Finance Documents against any of the Vessels or other assets of the Borrower wherever they may be found




Borrower                                    Agent
Nordic American Tanker Shipping Limited     DnB NOR Bank ASA



By                                          By
  -------------------------------             -------------------------------
Name                                        Name
Title                                       Title

                                                                  Appendix 1 (A)

                          FORM OF NOTICE OF ASSIGNMENT

                            (Assignment of Earnings)


To    [      ]


MT "[ ]"

We refer to the charter party dated [ ], (the "Charterparty") made between you and us, whereby we agreed to let and you agreed to take on [ ] charter for the period and upon the terms and conditions therein mentioned MT "[ ]" (the "Vessel")

We hereby give you notice that

1 by an agreement dated 14 September 2005 (the "Assignment Agreement") made between us and DnB NOR Bank ASA, Stranden 21, N-0250 Oslo, Norway acting as agent on behalf of certain other banks (the "Agent"), related to a loan agreement of even date (the "Agreement"), we have assigned absolutely and have agreed to assign absolutely to and in favour of the Agent all our rights, title and interest, present and future, to all payments to be made to us under the Charterparty, including in respect of any breach by you thereunder,

2 you are hereby irrevocably authorised and instructed to make all payments under the Charterparty to our account with the Agent account no 7093 04 41587 (free of any set-off or other deduction) until such time as the Agent shall direct to the contrary whereupon all instructions or demands for actions shall be made by the Agent and payments are due to the Agent or as it may direct, and

3 the Agreement includes provisions that no amendments, termination or cancellation shall be made to the Charterparty (nor shall you be released from any of your obligations thereunder without the prior written consent of the Agent) and that we shall remain liable to perform all our obligations under the Charterparty and that the Agent shall be under no obligations of any kind whatsoever in respect thereof

The authority and instructions herein contained cannot be revoked or varied by us without the written consent of the Agent The provisions of this notice shall be governed by Norwegian law

[Place and date ] [      ], [      ]

Yours sincerely
for and on behalf of
Nordic American Tanker Shipping Limited



By
  -------------------------------
Name
Title [authorised officer]

                                                                  Appendix I (B)

                             FORM OF ACKNOWLEDGEMENT

                            (Assignment of Earnings)



To    DnB NOR Bank ASA
      Stranden 21
      N-0250 Oslo
      Norway
      Attn [      ]


We acknowledge receipt of the above Notice of Assignment dated [ ] from Nordic American Tanker Shipping Limited relating to MT "[ ]" Terms used herein shall have the same meaning as defined therein

We agree to the assignment set out therein and undertake to be bound by the terms thereof We confirm that we have received no notice of any previous assignment or pledge of all or any part of the charter hire and any monies payable thereunder

We further confirm that all written statements containing instructions or demanding actions or payments under the Charterparty may until further notice from the Agent to the contrary be made by [ ] and after such notice these instructions shall be given or demands shall be made by the Agent

This acknowledgement and confirmation shall be governed by Norwegian law

Place and date [     ]

Yours sincerely
for and on behalf of
[ ]



By
  -------------------------------
Name
Title [authorised officer]

                                                                  Appendix 2 (A)

                          FORM OF NOTICE OF ASSIGNMENT

                           (Assignment of Insurances)

To The Insurers

MT "[ ]"

Nordic American Tanker Shipping Limited as owner (the "Owner") of MT [ ] (the "Vessel") hereby gives you notice that all payments due to us from you in respect of the Vessel have been (by way of security) assigned to DnB NOR Bank ASA, Stranden 21, N-0250 Oslo, Norway, as Agent for certain other banks (the "Mortgagee") according to an Assignment Agreement dated 14 September 2005 (the "Assignment Agreement") related to a loan agreement of even date (the "Agreement"), and that all payments due to us under our policy(ies) with yourselves must be made in accordance with the instruction, from time to time, of the Mortgagee

Please note that all claims related to the insurances in respect of claims payable in respect of a major casualty, that is to say any claim (or the aggregate of which) exceeding USD 500,000, shall be payable to the Mortgagee and be applied by the Mortgagee in accordance with the terms of the Agreement Subject thereto all other claims, unless and until the insurers have received notice from the Mortgagee of a default which is unremedied under the Agreement in which event all claims shall be payable directly to the Mortgagee up to their mortgage interest, shall be released directly for the repair or other charges involved or to the Owner as reimbursement if it has fully repaired the damage and paid all of the charges or otherwise in respect of the Owner's actual costs in connection with repair and/or other charges Any amounts paid to the Owner directly shall be paid to the Earnings Account, account no 7093 04 41587 with the Mortgagee

Please note that this instruction may not be varied except with the prior written consent of the Mortgagee

Please  confirm your  acknowledgement  of the terms of this notice by completing
the  Acknowledgement   attached  hereto  Please  return  the  signed  and  dated
Acknowledgement to the Mortgagee at the address set out above

Place and date [      ], [      ]

Yours sincerely
for and on behalf of
Nordic American Tanker Shipping Limited



By
  -------------------------------
Name
Title [authorised officer]

                                                                  Appendix 2 (B)



                             FORM OF ACKNOWLEDGEMENT

                           (Assignment of Insurances)



To    DnB NOR Bank ASA
      Stranden 21
      N-0250 Oslo
      Norway
      Att [       ]



We hereby acknowledge receipt of a Notice of Assignment (the "Notice") from Nordic American Shipping Limited (the "Owner") dated [ ] related to [ ] (the "Vessel")

We have duly noted and do accept that our payments due to the Owner, under the insurance policy(-ies) taken out for the Vessel as an Owners' Entry pursuant to our rules, shall be made in accordance with the instructions set out in the Notice, including the Loss Payable clause therein, and payment due to the mortgagees will be made to such account as from time to time instructed by DnB NOR Bank ASA, Stranden 21, N-0250 Oslo, Norway, which bank has been duly noted by ourselves as the first priority mortgagee of the said Vessel on its own behalf and on behalf of certain other banks as agent therefore

Place and date [     ]

Yours sincerely
for and on behalf of
[INSURERS]



By
  -------------------------------
Name
Title [authorised officer]

                                   SCHEDULE 7
                             MANDATORY COST FORMULA


1 The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank


2 On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant
     Loan) and will be expressed as a percentage rate per annum


3 The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office


4 The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows

     a)   in relation to a sterling Loan

                  AB + C(B - D)+ E x 0 01
                  -----------------------     per cent per annum
                       100 - (A + C)

     b)   in relation to a Loan in any currency other than sterling

                  E x 0 01
                  --------     per cent per annum
                    300

Where

A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements

B is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 8 4 (Default interest)) payable for the relevant Interest Period on the Loan

C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England

D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits

E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per (pound)1,000,000


5    For the purposes of this Schedule

     a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England,

     b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits,

     c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A 1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate),

     d) "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will perform its obligations under the Agreement,

     e) "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union,

     f) "Reference Banks" means, in relation to LIBOR and Mandatory Cost, such banks as may be appointed by the Agent in consultation with the Company from time to time, and

     g) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules


6 In application of the above formulae, A, B, C and D will be included in the formulae as percentages (ie 5 per cent will be included in the formula as 5 and not as 0 05) A negative result obtained by subtracting D from B shall be taken as zero The resulting figures shall be rounded to four decimal places


7 If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of that Reference Bank


8 Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender

     a)   the jurisdiction of its Facility Office, and

     b) any other information that the Agent may reasonably require for such purpose

     Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph


9 The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office


10 The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects


11 The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above


12 Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties


13 The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties

                                   SIGNATORIES




Borrower
Nordic American Tanker Shipping Limited



By /s/ Herbjorn Hansson
  -------------------------------
Name    HERBJORN HANSSON
Title   ATTORNEY-IN-FACT


Lenders
DnB NOR Bank ASA



By /s/ Peter Behncke
  -------------------------------
Name    PETER BEHNCKE
Title   ATTORNEY-IN-FACT


Nordea Bank Norge ASA



By /s/ Jan Clavedge
  -------------------------------
Name    JAN CLAVEDGE
Title   ATTORNEY-IN-FACT


Fokus Bank ASA



By /s/ Morten Bjornsen
  -------------------------------
Name    MORTEN BJORNSEN
Title   ATTORNEY-IN-FACT


Scotiabank Europe PLC



By /s/ Peter Behncke
  -------------------------------
Name    PETER BEHNCKE
Title   ATTORNEY-IN-FACT


Agent
DnB NOR Bank ASA



By /s/ Peter Behncke
  -------------------------------
Name    PETER BEHNCKE
Title   ATTORNEY-IN-FACT


Arranger
DnB NOR Bank ASA



By /s/ Peter Behncke
  -------------------------------
Name    PETER BEHNCKE
Title   ATTORNEY-IN-FACT